Exhibit 99.1

Corporate Headquarters

712 Fifth Ave., 9th Floor

New York, NY 10019

877.826.BLUE

PRESS RELEASE

For Immediate Release

Bluerock Residential Growth REIT (BRG) Internalizes Management; Streamlines Costs and Positions BRG for Next Phase of Growth

New York, NY (November 1, 2017) – Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) (“BRG”) today announced that it has successfully completed the internalization of its management pursuant to the previously announced Contribution and Sale Agreement with its former external manager, BRG Manager, LLC (the “Manager”). In conjunction with the internalization, BRG has acquired the assets used by the Manager in the performance of the management functions previously provided to BRG pursuant to a management agreement.

“The successful completion of the internalization is an important milestone for BRG,” said Ramin Kamfar, the company’s Chairman and Chief Executive Officer. “The transaction will reduce expenses as BRG continues to grow, while better aligning the interests of the company’s management, board of directors and stockholders. Importantly, we believe the internalization will provide a more robust institutional structure which should position BRG well for the next phase of growth.”

The internalization was dependent upon stockholder approval of certain proposals at the company’s annual meeting on October 26, 2017, which were approved by a majority of stockholders in accordance with the prior approval and recommendation of a special committee comprised entirely of independent and disinterested members of BRG’s board of directors.

The internalization was consummated for a purchase price of approximately $41.24 million, calculated pursuant to a formula established in the management agreement at the time of BRG’s initial public offering. To further align the interests of the company’s management team with those of its stockholders, 99.9% of the consideration was paid in equity, comprised of units of limited partnership interest (“OP Units”) in the company’s operating partnership and shares of the company’s Class C Common Stock, which were issued to provide recipients with a voting franchise commensurate with their economic interest in the OP Units.

BRG continues to be led by the same highly experienced team that has been integral to the company’s growth and success. In addition, as a result of the internalization certain other employees, all previously employed by an affiliate of the Manager, have become employees of BRG, through a subsidiary.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) is a real estate investment trust that focuses on acquiring a diversified portfolio of Class A institutional-quality apartment properties in demographically attractive growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through improvements to operations and properties. The Company generally invests with strategic regional partners, including some of the best-regarded, private owner-operators in the United States, making it possible to operate as a local sharpshooter in each of its markets while enhancing off-market sourcing capabilities. The Company is included on the Russell 2000 and Russell 3000 Indexes.  The Company has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit our website at: www.bluerockresidential.com.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including, without limitation, with respect to the expected benefits of the Internalization. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 22, 2017, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contact
(Media)
Josh Hoffman
(208) 475.2380
jhoffman@bluerockre.com

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